EXHIBIT 10(nn)
DARDEN RESTAURANTS, INC.
2002 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS (INITIAL EQUITY GRANT)

This Restricted Stock Unit Award Agreement (the “Agreement”) is between Darden Restaurants, Inc., a Florida corporation (the “Company” or “Corporation”), and you ([Name]), a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of Restricted Stock Units during the Company’s fiscal year ____. This Agreement is effective as of ____________, the date communicated to you and set forth in the Company’s records (the “Grant Date”).
The Company wishes to award to you a number of Restricted Stock Units, subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company’s 2002 Stock Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Award of Restricted Stock Units.
The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Restricted Stock Units communicated to you and set forth in the Company’s records (the “RSUs”), on the terms and conditions set forth in such communication, this Agreement and the Plan. Each RSU represents the right to receive, subject to the vesting provisions set forth below, one share of the Company’s Common Stock, no par value (the “Common Stock”).
2.    Rights with Respect to the RSUs.
The RSUs granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Common Stock, other than the right to receive dividends and other distributions as provided in Sections 7(b) and 7(c) hereof. Your rights with respect to the RSUs shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Sections 3 or 4 hereof.
3.    Vesting.
Subject to the terms and conditions of this Agreement, the RSUs shall vest, and the restrictions with respect to the RSUs shall lapse, on the date or dates and in the amount or amounts communicated to you and set forth in the Company’s records and as reflected below, subject to Section 4 of this Agreement.
(a)    The grant of RSUs under Section 1 above shall vest on the earlier of (i) the one-year anniversary of the Grant Date and (ii) the date of the Company’s next annual meeting of shareholders.

4.    Early Vesting; Forfeiture.
(a)    If your service on the Board terminates other than by reason of your death or Disability (as defined below) prior to the vesting of the RSUs pursuant to Section 3 hereof, your rights to all of the unvested RSUs shall be immediately and irrevocably forfeited.
(b)    If you die prior to the vesting of the RSUs pursuant to Section 3 hereof, then you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all RSUs shall lapse on the date of your death. No transfer by will or the applicable laws of descent and distribution of any RSUs which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
(c)    If you become Disabled (as defined below) prior to the vesting of the RSUs pursuant to Section 3 hereof, then you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all RSUs shall lapse on the date on which the Committee administering the Plan makes the determination that you are Disabled. For purposes of this Agreement, “Disabled” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.
5.    Restriction on Transfer.
Except as contemplated by Section 4(b) hereof, none of the RSUs may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the RSUs.
6.    Settlement of RSUs.
No shares of Common Stock shall be issued to you prior to the date on which the RSUs vest, in accordance with the terms and conditions communicated to you and set forth in the Company’s records. After the RSUs vest pursuant to Sections 3 or 4 hereof, the Company shall promptly, but no later than 30 days following the applicable vesting date, cause to be issued in your name one share of Common Stock for each RSU and pay to you any accumulated distributions (less applicable tax withholding) pursuant to Sections 7(b) and (c) hereof. Notwithstanding the foregoing, you may elect to defer the settlement of the RSUs (and any accumulated distributions) beyond the vesting date of the RSUs. Any deferral election must be made in compliance with such rules and procedures as may be established by the Committee administering the Plan. Following payment of the applicable withholding taxes pursuant to Section 8 hereof, the Company shall promptly cause such shares of Common Stock (less any shares withheld to pay taxes) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.

7.    Distributions and Adjustments.
(a)    If any RSUs vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Grant Date, you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Common Stock.
(b)    Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the shares of Common Stock underlying the RSUs prior to the date or dates the RSUs vest shall be subject to the same restrictions, terms and conditions as the RSUs to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary. Any such accumulated distributions shall be distributed to you in accordance with Section 6 hereof. If the RSUs are forfeited prior to vesting, any accumulated distributions payable in respect of such RSUs shall also be forfeited.
(c)    Any cash dividends or other cash distributions payable with respect to the shares of Common Stock underlying the RSUs prior to the vesting of the RSUs shall be distributed to you upon the settlement of the RSUs in the amount originally declared, without interest. Any such accumulated cash dividends or other cash distributions shall be distributed to you in accordance with Section 6 hereof. If the RSUs are forfeited prior to vesting, any accumulated cash dividends or other cash distributions payable in respect of such RSUs shall also be forfeited.
8.    Taxes.
(a)    You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the RSUs, the vesting of the RSUs, the receipt of shares of Common Stock upon the vesting of the RSUs and any other matters related to this Agreement. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the RSUs by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock, cash or other property otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Your election must be made on or before the date that the amount of tax to be withheld is determined.

9.    General Provisions
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Right to Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to continue to serve on the Board.
(c)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Arbitration. Except for injunctive relief as set forth herein, the parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Orlando, Florida.
(f)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principles thereof). You agree that the state and federal courts of Florida shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Orange County, Florida.
(g)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Darden Restaurants, Inc.
    Supervisor, Stock Compensation Plans
    1000 Darden Center Drive
    Orlando, FL 32837
(h)    Award Agreement and Related Documents. This Restricted Stock Unit Award Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a Restricted Stock Unit Award grant. YOU MUST REVIEW AND ACKNOWLEDGE ACCEPTANCE OF THE TERMS OF THIS AGREEMENT BY EXECUTING THIS AGREEMENT ELECTRONICALLY VIA YOUR ESTABLISHED ACCOUNT ON THE MORGAN

STANLEY SMITH BARNEY WEBSITE WITHIN 60 DAYS OF THE DATE OF GRANT; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY, AT ITS DISCRETION, EXTEND THIS DATE. FAILURE TO ACCEPT THE REFERENCED TERMS AND TO EXECUTE THIS AGREEMENT ELECTRONICALLY WILL PRECLUDE YOU FROM RECEIVING YOUR RESTRICTED STOCK UNIT GRANT. In connection with your Restricted Stock Unit grant and this Award Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.